CONSULTING AGREEMENT


     This Consulting Agreement is entered into this 10th day of December, 1999, by and between LEISURE TIME CASINOS & RESORTS, INC., a Colorado corporation, having an address at 4258 Communications Drive, Norcross, Georgia 30093 ("Leisure Time"), and MOGO FINANCIAL MANAGEMENT COMPANY D/B/A MOGO TECHNICAL CONSULTANTS, a Georgia corporation, having an address at 1125 Satellite Boulevard, Suite 110, Suwanee, Georgia 30024 ("Consultant").

                                    RECITALS

     1. Consultant is in the business of consulting with certain companies in connection with the designing, developing and manufacturing of electronic circuit boards for use in the electronics industry.

     2. Leisure Time develops and manufactures video gaming machines which could use the electronic circuit boards designed, developed and manufactured by companies with which Consultant works.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Leisure Time and Consultant, intending to be legally bound, agree as follows:

     1. Consultant shall, for a period of three years from the date of this Agreement, make itself available to Leisure Time on an "as needed" basis, to assist and provide Leisure Time with necessary consultation, advice, instruction and support with respect to the design, development and manufacture of electronic circuit boards.

     2. If employees of Consultant are required to travel in performing Consultant's services hereunder, then in addition to the fee paid hereunder, Consultant shall be entitled to receive reimbursement of the out-of-pocket expenses it incurs in connection with such travel.

     3. For rendering the consulting services to Leisure Time hereunder and for agreeing to be available on an "as needed" basis, Consultant shall be paid $608,400, payable $101,400 on May 10, 2000, and $16,900 per month for 30 months commencing on June 10, 2000.

     4. This Agreement calls for performance of services of Consultant as an independent contractor and Consultant will not be considered an employee, joint venturer or partner of Leisure Time for any purpose.

     5. The term "termination" of this Agreement for purposes of this Agreement shall be deemed to have occurred whenever the first of the following occurs:

            a.    Three years from the date hereof;

            b.    Mutual agreement of Consultant and Leisure Time; or

            c.    Consultant's affiliate, Prime Technological Services, Inc., no
longer  owns  any  shares  of  Leisure  Time's   Convertible  Series  A
Preferred Stock; or

            d. Consultant (i) applies for or consents to the appointment of, or if there shall be a taking of possession by, a receiver, custodian, trustee or liquidator for the Consultant or any of its property; (ii) becomes generally unable to pay its debts as they become due; (iii) makes a general assignment for the benefit of creditors or becomes insolvent; or (iv) files or is served with any petition for relief under the Bankruptcy Code or any similar federal or state statute.

     6. Termination shall not entitle Leisure Time to a refund of any fees paid hereunder or to a right of offset of other funds due by Leisure Time to Consultant unless such termination is due to Consultant's failure to perform services hereunder or other breach of any of the terms hereunder. In that event, Leisure Time shall be entitled to pursue any and all remedies available to it, at law or in equity, and Consultant agrees to pay, in addition to any damages which may be awarded to Leisure Time, Leisure Time's costs to pursue any such remedies, including its attorneys' fees and legal costs.

     7. This Agreement and the rights and duties of Consultant may not be assigned or subcontracted to any third party by Consultant without the prior written consent of Leisure Time.

     8. Consultant acknowledges that any and all information that Leisure Time has or will disclose to Consultant with respect to the business of Leisure Time, including, but not limited to trade secrets, trademarks, proprietary marks, plans, methods, data, processes, marketing strategies, techniques, identification schemes, know-how, financial records and financial condition of Leisure Time of any kind or nature ("Confidential Information"), is confidential nonpublic information of Leisure Time and, without the prior written consent of Leisure Time, Consultant agrees that it will not disclose such Confidential Information directly or indirectly to any person other than its employees, agents, advisors and representatives (the persons to whom such disclosure is permissible being collectively called "Designated Persons") who need to know such information for the purpose of Consultant performing under this Agreement (it being understood that those Designated Persons shall agree to be bound by this agreement and shall be informed by Consultant of the confidential nature of such information and directed by Consultant to treat such information confidentially).

     Consultant acknowledges that all Confidential Information of Leisure Time is proprietary information of Leisure Time and, without the prior written consent of Leisure Time, Consultant agrees that it will not utilize or otherwise incorporate or use any such Confidential Information in any of its or any subsidiary or affiliated company's business, regardless if such subsidiary or affiliated company is presently in existence or hereafter formed. Pursuant to this paragraph, Consultant agrees not to, directly or indirectly, sell to, manage, operate, own, control, engage in or have any interest in any other business which as part of its operations offers services in competition with the business of Leisure Time during the term of this Agreement; provided, however, that nothing herein shall prevent Consultant or any subsidiary or affiliated company of Consultant from conducting its business as it is presently conducted.

     Consultant agrees that all of the Confidential Information provided to Consultant by Leisure Time as described above shall be deemed to be confidential and proprietary information of Leisure Time, unless otherwise designated by Leisure Time. All such written Leisure Time Confidential Information provided to Consultant shall be immediately returned to Leisure Time upon termination of this Agreement and Consultant shall not keep any copies thereof. Consultant acknowledges that any disclosure or unauthorized use of such Leisure Time Confidential Information will cause Leisure Time irreparable harm, for which an adequate remedy at law will not exist and, that upon breach of paragraph 8 of this Agreement by Consultant, Leisure Time may seek and receive an immediate injunction, restraining order or preliminary injunction against Consultant to further prevent the breach of this Agreement, in addition to any other remedy to which Leisure Time would be entitled as a result of the breach of this Agreement by Consultant.

     9. This Agreement shall be binding upon Consultant, and Leisure Time and their respective heirs, personal representatives, executors, administrators, successors or assigns.

     10. Any notices to be given hereunder by either party to the other may be affected by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mail notices shall be addressed to the parties at the following addresses:

           To Consultant:

           MOGO Financial Management Company
           d/b/a MOGO Technical Consultants
           1125 Satellite Boulevard, Suite 110
           Suwanee, Georgia 30024
           Attn:  President

           To Leisure Time:

           Leisure Time Casinos & Resorts, Inc.
           4258 Communications Drive
           Norcross, Georgia 30093
           Attn:  President

Notices delivered personally shall be deemed communicated as of actual receipt; notices mailed pursuant to this paragraph shall be deemed communicated as of three business days after mailing.

     11. This Agreement supersedes any and all other agreements, either oral or in writing and contains all the covenants and agreements between Leisure Time and Consultant relating to the matter described herein. Any modification of this Agreement will be effective only if it is in writing, executed by the party to be charged.

     12. If any part of this Agreement shall be determined by competent authorities to be invalid, the remainder hereof shall be construed as if the invalid portion had been omitted.

     13. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                          CONSULTANT

                          MOGO FINANCIAL MANAGEMENT COMPANY
                          D/B/A MOGO TECHNICAL CONSULTANTS


                          By:/s/ C. Glen Farr
                             -------------------------
                                 C. Glen Farr, President


                          LEISURE TIME CASINOS & RESORTS, INC.



                          By:/s/ Alan N. Johnson
                             -------------------------
                                Alan N. Johnson, President